Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2022 relating to the financial statements of Mercury Parent, LLC, appearing in Exhibit 99.1 to the Annual Report on Form 10-K of ModivCare, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Phoenix, AZ

June 21, 2022